As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration statement under the Securities Act of 1933

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0731818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111

(Address of Principal Executive Offices) (Zip Code)

SOBR Safe, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

David Gandini, Chief Executive Officer

Christopher Whitaker, Chief Financial Officer

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(844) 762-7723

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Victoria B. Bantz, Esq.

Clark Hill PLC

1400 Wewatta Street, Suite 550

Denver, Colorado 80202

T. (303) 674-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

SOBR Safe, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) previously registered 3,151 shares of our common stock, par value $0.00001 per share (the “Common Stock”) available for issuance pursuant to the Company’s 2019 Equity Incentive Plan (the “Plan”). The Company filed the registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on June 6, 2023 (File No. 333-272940) (the “Previous Registration Statement”).

On July 17, 2025, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock that may be issued pursuant to the Plan to 350,000 shares of Common Stock.  In addition, pursuant to the terms of the Plan, the authorized shares of Common Stock that may be issued under the Plan are automatically increased each February 1 by five percent of the total number of shares of Common Stock of the Company outstanding on December 31 of the prior year.  As of February 1, 2026, a total of 444,312 shares of Common Stock are issuable under the Plan.  These additional shares of Common Stock are securities of the same class as other securities for which the Previous Registration Statement was filed.  Accordingly, pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Previous Registration Statement including periodic reports filed after the Previous Registration Statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the documents containing such information are not required to be, and are not, filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents will be sent or given to participants of the Plan, as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

(a)	Our Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on April 15, 2025 (the “2025 Annual Report”).

(b)

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 as filed with the Commission on May 15, 2025 (as amended on Form 10-Q/A as filed with the Commission on May 16, 2025), August 8, 2025, and November 12, 2025, respectively.

(c)	Our Current Reports on Form 8-K filed with the Commission on April 4, 2025, May 13, 2025, July 18, 2025, July 30, 2025, August 7, 2025, November 12, 2025, December 30, 2025, and January 2, 2026.

(d)

The description of our Common Stock set forth in Exhibit 4.18 of our 2025 Annual Report and filed with the Commission, including any amendments or reports filed for the purposes of updating this description.

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All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the foregoing, nothing in this registration statement shall be deemed to incorporate (i) any information provided in documents incorporated by reference herein that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or (ii) any exhibits to the extent furnished in connection with such items.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit.

Section 145 of the DGCL (“Section 145”) authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorney’s fees, judgments, fines and expenses) they may incur in their capacities as such in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 also authorizes a corporation to advance expenses incurred in defending such actions, suits or proceedings in advance of their final disposition. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agent, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Company’s certificate of incorporation, as amended, includes provisions eliminating the personal liability of the Company’s directors to the fullest extent permitted by the DGCL, and the Company’s amended and restated bylaws include provisions indemnifying the Company’s directors and officers to the fullest extent permitted by the DGCL.

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Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

In addition, we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
4.1	Certificate of Incorporation of Imagine Media, Ltd.	SB-2	3.1	01/31/2008
4.2	Certificate of Amendment to Articles of Incorporation to TransBiotec, Inc.	S-1	3.2	11/06/2012
4.3	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017	10-K	3.3	02/06/2019
4.4	Amended and Restated Bylaws of SOBR Safe, Inc.	8-K	3.2	07/18/2025
4.5	Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized common stock to 100M shares	8-K	3.1	06/11/2020
4.6	Amendment to Amended and Restated Bylaws of SOBR Safe, Inc. dated April 6, 2023	8-K	3.1	04/12/2023
4.7	Certificate of Amendment to Certificate of Incorporation of SOBR Safe, Inc. dated September 25, 2024	8-K	3.1	10/01/2024
4.8	Certificate of Amendment to Certificate of Incorporation of SOBR Safe, Inc. dated March 30, 2025	8-K	3.1	04/04/2025
4.9	Form of Representative’s Warrant between SOBR Safe, Inc. and Aegis Capital Corp.	8-K	4.1	05/19/2022
4.10	Warrant Agency Agreement between SOBR Safe, Inc. and Equiniti Trust Company dated May 17, 2022	8-K	4.2	05/19/2022
4.11	Form of Unit Warrant, issued May 18, 2022	8-K	4.3	05/19/2022
4.12	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC	8-K	10.5	06/11/2020
4.13	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.2	10/01/2021
4.14	Form of Warrant issued by SOBR Safe, Inc. in Regulation D Offering	S-1/A	10.22	12/01/2021
4.15	Common Stock Purchase Warrant issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd dated March 30, 2022	S-1	10.30	09/16/2022
4.16	Form of Senior Convertible Note between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.3	03/13/2023
4.17	Common Stock Purchase Warrant between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.4	03/13/2023
4.18	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated March 30, 2022	S-1	10.35	10/14/2022
4.19	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated September 27, 2021	S-1	10.36	10/14/2022
4.20	Form of New Warrant	8-K	10.2	06/04/2024
4.21	Form of Series A Warrant	8-K	10.2	10/10/2024
4.22	Form of Series B Warrant	8-K	10.3	10/10/2024
4.23	Form of Prefunded Warrant	8-K	10.5	10/10/2024
4.24	Description of Securities	10-K	4.18	04/15/2025
4.25	Form of Pre-Funded Warrant	8-K	10.2	12/30/2025
4.26	Form of Series C Warrant	8-K	10.3	12/30/2025
4.27	Form of Series D Warrant	8-K	10.4	12/30/2025
5.1	Opinion of Clark Hill PLC				X
10.1	TransBiotec, Inc. 2019 Equity Incentive Plan	8-K	10.1	11/19/2019
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Opinion of Clark Hill PLC (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page hereto)				X
107	Filing Fee Table				X

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Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwood Village, State of Colorado, on this 27th day of February, 2026.

SOBR SAFE, INC.

Dated: February 27, 2026	By:	/s/ David Gandini
David Gandini
	Its:	Chief Executive Officer, Principal Executive Officer, and Secretary

Dated: February 27, 2026	By:	/s/ Christopher Whitaker
Christopher Whitaker
	Its:	Chief Financial Officer, Principal Financial Officer, and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gandini and Christopher Whitaker, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Dated: February 27, 2026	By:	/s/ David Gandini
David Gandini, Chairman of the Board of Directors, Secretary and Chief Executive Officer, Principal Executive Officer

Dated: February 27, 2026	By:	/s/ Ford Fay
Ford Fay, Director

Dated: February 27, 2026	By:	/s/ Steven Beabout
Steven Beabout, Director

Dated: February 27, 2026	By:	/s/ Sandy Shoemaker
Sandy Shoemaker, Director

Dated: February 27, 2026	By:	/s/ Kris Pederson
Kris Pederson, Director

Dated: February 27, 2026	By:	/s/ Christopher Whitaker
Christopher Whitaker, Chief Financial Officer, Principal Financial Officer

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